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                                                                    EXHIBIT 23.1

                         [LATHAM & WATKINS LETTERHEAD]

                                October 2, 2001


Discover Bank
12 Reads Way
New Castle, Delaware 19720

                  Re:      Discover Bank
                           Discover Card Master Trust I

                  We hereby consent to the filing of the form of opinion to be filed as Exhibit 5.2 to Amendment No. 1 to the Registration Statement on Form S-3 of Discover Bank and Discover Card Master Trust I on or about October 2, 2001 and to the references to our firm in the prospectus to be included therein under the captions "Legal Matters," "Federal Income tax Consequences" and "The Seller - Insolvency-Related Matters."

                                                 Very truly yours,

                                                 /s/ Latham & Watkins